Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

February 14, 2008	TD JAVELIN CAPITAL FUND II, L.P.

	BY:	TD II REGIONAL PARTNERS, INC.
	ITS:	GENERAL PARTNER

	By:	/s/ James L. L. Tullis
James L. L. Tullis
Chief Executive Officer

February 14, 2008		TD LIGHTHOUSE CAPITAL FUND, L.P.

BY: TD II REGIONAL PARTNERS, INC.
ITS: GENERAL PARTNER

	By:	/s/ James L. L. Tullis
James L. L. Tullis
Chief Executive Officer

February 14, 2008	TD II REGIONAL PARTNERS, INC.

	By:	/s/ James L. L. Tullis
James L. L. Tullis
Chief Executive Officer

February 14, 2008	TULLIS-DICKERSON CAPITAL FOCUS II, L.P.

	BY:	TULLIS-DICKERSON PARTNERS II, L.L.C.
	ITS:	GENERAL PARTNER

	By:	/s/ James L. L. Tullis
James L. L. Tullis
Managing Member

February 14, 2008		TULLIS-DICKERSON PARTNERS II, L.L.C.

By:/s/ James L. L. Tullis
James L. L. Tullis
Managing Member

February 14, 2008		/s/ James L. L. Tullis
JAMES L. L. TULLIS

February 14, 2008	/s/ Joan P Neuscheler
JOAN P. NEUSCHELER

February 14, 2008	/s/ Thomas P. Dickerson
THOMAS P. DICKERSON

February 14, 2008	/s/ Lyle A. Hohnke
LYLE A. HOHNKE

February 14, 2008	/s/ Timothy M. Buono
TIMOTHY M. BUONO